Exhibit 10.16

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is entered into as of May 1, 2012, by and between PFENEX INC,, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

ARTICLE I

CREDIT TERMS

SECTION 1.1. LINE OF CREDIT.

(a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including April 2, 2015, not to exceed at any time the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (“Line of Credit”), the proceeds of which shall be used to finance Borrower’s working capital requirements. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of May 1, 2012 (“Line of Credit Note”), all terms of which are incorporated herein by this reference.

(b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

SECTION 1.2. INTEREST/FEES.

(a) Interest. The outstanding principal balance of each credit subject hereto shall bear Interest at the rate of interest set forth in each promissory note or other instrument or document executed in connection therewith.

(b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

SECTION 1.3. COLLATERAL.

As security for all indebtedness and other obligations of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in all Borrower’s funds deposited in Borrower’s Money Market Account #[*]. All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Bank personnel), expended or incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the “Loan Documents”) have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The annual financial statement of Borrower dated December 31, 2010, and all interim financial statements delivered to Bank since said date, true copies of which have been delivered by Borrower to Bank prior to the date hereof, (a) are complete and correct and present fairly the financial condition of Borrower, (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied. Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement to any other obligation of Borrower.

SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a “Plan”); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, Instrument or obligation.

SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower’s operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

ARTICLE III

CONDITIONS

SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement Is subject to the fulfillment to Bank’s satisfaction of all of the following conditions:

(a) Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank’s counsel.

(b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duty executed:

(i)	This Agreement and each promissory note or other instrument or document required hereby.

(ii)	Corporate Resolution: Borrowing.

(iii)	Certificate of Incumbency.

(iv)	Security Agreement: Specific Rights to Payment.

(v)	Such other documents as Bank may require under any other Section of this Agreement.

(c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

(d) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower’s property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank’s satisfaction of each of the following conditions:

(a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

(b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

ARTICLE IV

AFFIRMATIVE COVENANTS

Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

(a) not later than 90 days after and as of the end of each fiscal year, a compiled financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement and statement of cash flows;

(b) not later than 45 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement;

(c) from time to time such other information as Bank may reasonably request.

SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower’s continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

SECTION 4.5. INSURANCE. Maintain and keep in force, for each business in which Borrower is engaged, insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to fire, extended coverage, public liability, flood, property damage and workers’ compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank’s request schedules setting forth all insurance then in effect.

SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower’s business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank’s satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower.

SECTION 4.9. NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower’s property.

ARTICLE V

NEGATIVE COVENANTS

Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank’s prior written consent:

SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year.

SECTION 5.3. LEASE EXPENDITURES. Incur operating lease expense in any fiscal year.

SECTION 5.4. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof.

SECTION 5.5. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets except in the ordinary course of its business.

SECTION 5.6. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

SECTION 5.7. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof.

SECTION 5.8. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding.

SECTION 5.9. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower’s assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.1. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

(b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

(c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those specifically described as an “Event of Default” in this section 6.1), and with respect to any such default that by its nature can be cured, such default shall continue for a period of twenty (20) days from the earlier of (1) the date an executive officer of Borrower learns of such default, or (2) the date written notice thereof is given by Bank to Borrower.

(d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract, instrument or document (other than any of the Loan Documents) pursuant to which Borrower, any guarantor hereunder or any general partner or joint venturer in Borrower if a partnership or joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a “Third Party Obligor”) has incurred any debt or other liability to any person or entity, including Bank; provided however, that any cure period applicable thereto has expired, and in the case of a default or defined event of default to a person or entity other than Bank or an affiliate of Bank, (1) such indebtedness is in excess of $50,000.00, individually or in the aggregate for all such defaults by Borrower and each Third Party Obligor combined, and (2) such default or defined event of default is not being contested in good faith by Borrower or such Third Party Obligor, as the case may be, or, if being so contested, they have not made provision to Bank’s reasonable satisfaction for payment thereof in the event they were to lose such contest.

(e) Borrower or any Third Party Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Third Party Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time

(“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or Borrower or any Third Party Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Third Party Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any Third Party Obligor by any court of competent Jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

(f) The filing of a notice of judgment lien against Borrower or any Third Party Obligor; or the recording of any abstract of judgment against Borrower or any Third Party Obligor in any county in which Borrower or such Third Party Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Third Party Obligor; or the entry of a judgment against Borrower or any Third Party Obligor; provided, however, that such judgments, liens, levies, writs, executions and other process involve debts of or claims against Borrower or any Third Party Obligor in excess of $50,000.00, individually or in the aggregate for all such judgments, liens, levies, writs, executions and other process combined, and within thirty (20 days after the creation thereof, or at least ten (10) days prior to the date on which any assets could be lawfully sold in satisfaction thereof, such debt or claim is not satisfied or stayed pending appeal and insured against in a manner satisfactory to Bank; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Third Party Obligor.

(g) There shall exist or occur any event or condition that Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower, any Third Party Obligor, or the general partner of either if such entity is a partnership, of its obligations under any of the Loan Documents, and such event or condition is not cured to the reasonable satisfaction of Bank within thirty (30) days after Bank gives Borrower written notice thereof.

(h) The death or incapacity of Borrower or any Third Party Obligor if an individual. The dissolution or liquidation of Borrower or any Third Party Obligor if a corporation, partnership, joint venture or other type of entity; or Borrower or any such Third Party Obligor, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such Third Party Obligor.

(i) Any change in control of Borrower or any entity or combination of entities that directly or indirectly control Borrower, with “control” defined as ownership of an aggregate of twenty-five percent (25%) or more of the common stock, members’ equity or other ownership interest (other than a limited partnership interest).

SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank’s option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER:	PFENEX INC.
10790 Roselle Street
San Diego, CA 92121

BANK:	WELLS FARGO BANK, NATIONAL ASSOCIATION
San Diego RCBO
401 B Street, Suite 2201
San Diego, CA 92101

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS’ FEES. Borrower shall pay to Bank within twenty (20) days of written demand by Bank (which demand shall include a reasonably detailed summary of the amounts which are the subject thereof) the full amount of all reasonable payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (excluding allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with (a) the preparation of any amendments and waivers to this Agreement and the other Loan Documents, (b) the enforcement of Bank’s rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, Including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other party to any of the Loan Documents. Notwithstanding anything herein to the contrary, the prevailing party in any action to enforce this Agreement or any of the other Loan Documents shall be entitled to recover from the non-prevailing party in such action all reasonable costs and expenses, including without limitation reasonable attorneys’ fees, expended or incurred by the prevailing party in such action.

SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interests or rights hereunder without Bank’s prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank’s rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, or any collateral required hereunder.

SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

SECTION 7.6. NO THIRD PARTY BENEFICIARIES, This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

SECTION 7.11. ARBITRATION.

(a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

(b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue Is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f) Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, In whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (Ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(i) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

(j) Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

PFENEX INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Bertrand Liang	By:	/s/ Linda K. Schneider
Title:	CEO		Linda K. Schneider, Relationship Manager

WELLS FARGO	CERTIFICATE OF INCUMBENCY

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”)

The undersigned, Bertrand Liang, Secretary of PFENEX INC., a corporation created and existing under the laws of Delaware, hereby certifies to Bank that: (a) the following named persons are duly elected officers of this corporation and presently hold the titles specified below; (b) said officers are authorized to act on behalf of this Corporation in transactions with Bank; and (c) the signature opposite each officer’s name is his or her true signature:

TITLE	NAME	SIGNATURE

Chief Executive Officer	Bertrand Liang	/s/ Bertrand Liang

The undersigned further certifies that if any of the above-named officers change, or if, at any time, any of said officers are no longer authorized to act on behalf of this corporation in transactions with Bank, this corporation shall immediately provide to Bank a new Certificate of Incumbency. Bank is hereby authorized to rely on this Certificate of Incumbency until a new Certificate of Incumbency certified by the Secretary of this corporation is received by Bank.

IN TESTIMONY WHEREOF, I have hereunto set my hand, and if required by Bank affixed the corporate seal of said corporation, as of May 17, 2012.

/s/ Bertrand Liang
Secretary

(SEAL)

WELLS FARGO	CORPORATE RESOLUTION: BORROWING

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”)

RESOLVED: That this corporation, PFENEX INC., proposes to obtain credit from time to time, or has obtained credit, from Bank.

BE IT FURTHER RESOLVED, that any one of the following officers (use titles only):

Chief Executive Officer

of this corporation be and they are hereby authorized and empowered for and on behalf of and in the name of this corporation and as its corporate act and deed:

(a) To borrow money from Bank and to assume any liabilities of any other person or entity to Bank, in such form and on such terms and conditions as shall be agreed upon by those authorized above and Bank, and to sign and deliver to Bank such promissory notes and other evidences of indebtedness for money borrowed or advanced and/or for indebtedness assumed as Bank shall require; such promissory notes or other evidences of indebtedness may provide that advances be requested by telephone communication and by any officer, employee or agent of this corporation so long as the advances are deposited into any deposit account of this corporation with Bank; this corporation shall be bound to Bank by, and Bank may rely upon, any communication or act, including telephone communications, purporting to be done by any officer, employee or agent of this corporation provided that Bank believes, in good faith, that the same is done by such person.

(b) To contract for the issuance by Bank of letters of credit, to discount with Bank notes, acceptances and evidences of indebtedness payable to or due this corporation, to endorse the same and execute such contracts and instruments for repayment thereof to Bank as Bank shall require, and to enter into any swap, derivative, foreign exchange, hedge or other similar transaction or arrangement with or through Bank.

(c) To mortgage, encumber, pledge, convey, grant, assign or otherwise transfer all or any part of this corporation’s real or personal property for the purpose of securing the payment of any of the promissory notes, contracts, instruments and other evidences of indebtedness authorized hereby, and to execute and deliver to Bank such deeds of trust, mortgages, pledge agreements, security agreements and/or other related documents as Bank shall require.

(d) To perform all acts and to execute and deliver all documents described above and all other contracts and instruments which Bank deems necessary or convenient to accomplish the purposes of this resolution and/or to perfect or continue the rights, remedies and security interests to be given to Bank pursuant hereto, including without limitation, any modifications, renewals and/or extensions of any of this corporation’s obligations to Bank, however evidenced; provided that the aggregate principal amount of all sums borrowed and credits established pursuant to this resolution shall not at any time exceed the sum of $1,500,000.00 outstanding and unpaid.

Loans made pursuant to a special resolution and loans made by offices of Bank other than the office to which this resolution is delivered shall be in addition to foregoing limitation.

BE IT FURTHER RESOLVED, that the authority hereby conferred is in addition to that conferred by any other resolution heretofore or hereafter delivered by this corporation to Bank and shall continue in full force and effect until Bank shall have received notice in writing, certified by the Secretary of this corporation, of the revocation hereof by a resolution duly adopted by the Board of Directors of this corporation. Any such revocation shall be effective only as to credit which is extended or committed by Bank, or actions which are taken by this corporation pursuant to the resolutions contained herein, subsequent to Bank’s receipt of such notice. The authority hereby conferred shall be deemed retroactive, and any and all acts authorized herein which were performed prior to the passage of this resolution are hereby approved and ratified.

SEE FOLLOWING PAGE FOR CERTIFICATION

CERTIFICATION

I, Bertrand Liang, Secretary of PFENEX INC., a corporation created and existing under the laws of Delaware, do hereby certify and declare that the foregoing is a full, true and correct copy of the resolutions duly passed and adopted by the Board of Directors of said corporation, by written consent of all Directors of said corporation or at a meeting of said Board duly and regularly called, noticed and held on May 17, 2012, at which meeting a quorum of the Board of Directors was present and voted in favor of said resolutions; that said resolutions are now in full force and effect; that there is no provision in the Articles of Incorporation or Bylaws of said corporation, or any shareholder agreement, limiting the power of the Board of Directors of said corporation to pass the foregoing resolutions and that such resolutions are in conformity with the provisions of such Articles of Incorporation and Bylaws; and that no approval by the shareholders of, or of the outstanding shares of, said corporation is required with respect to the matters which are the subject of the foregoing resolutions.

IN WITNESS WHEREOF, I have hereunto set my hand, and if required by Bank affixed the corporate seal of said corporation, as of May 17, 2012

/s/ Bertrand Liang, Secretary

(SEAL)

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 24, 2013, by and between PFENEX INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 1, 2012, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. The following is hereby added to the Credit Agreement as Section 1.1.1.:

“SECTION 1.1.1. LINE OF CREDIT A.

(a) Line of Credit A. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including April 2, 2015, not to exceed at any time the aggregate principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00) (“Line of Credit A”), the proceeds of which shall be used to finance Borrower’s working capital requirements. Borrower’s obligation to repay advances under the Line of Credit A shall be evidenced by a promissory note dated as of May 1, 2013 (“Line of Credit Note A”), all terms of which are incorporated herein by this reference.

(b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit A borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note A; provided however, that the total outstanding borrowings under the Line of Credit A shall not at any time exceed the maximum principal amount available thereunder, as set forth above.”

2. Section 1.3. is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.3. COLLATERAL.

As security for all indebtedness and other obligations of Borrower to Bank under the Line of Credit, Borrower shall grant to Bank security interests of first priority in all Borrower’s funds deposited in Borrower’s Money Market Account #*.

As security for all indebtedness and other obligations of Borrower to Bank under the Line of Credit A, Borrower shall grant to Bank security interests of first priority in all Borrower’s securities account # [*] held with Wells Fargo Institutional Securities, LLC.

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Bank personnel), expended or incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.”

3. Section 3.1. (b) is hereby deleted in its entirety, and the following substituted thereof:

“(b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i) This Agreement and each promissory note or other instrument or document required hereby.

(ii) Corporate Resolution: Borrowing.

(iii) Certificate of Incumbency.

(iv) Security Agreement: Specific Rights to Payment.

(v) Security Agreement (Financial Assets).

(vi) Statement of Purpose (Reg. U).

(vii) Securities Account Control Agreement.

(viii) Such other documents as Bank may require under any other Section of this Agreement.”

4. Section 4.3. (a) and (b) are hereby deleted in their entirety, and the following is substituted therefor:

“(a) not later than each July 15 after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement and statement of cash flows;

(b) not later than 90 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement;”

5. The following is hereby added to the Credit Agreement as Section 6.1. (aa):

“(aa) The “Margin Value of the Collateral” set forth in the Security Agreement (Financial Assets) executed by Borrower and delivered to Bank in connection herewith at any time is less than the required amount and Borrower fails to restore such value to the required amount within the period of time specified in said Security Agreement (Financial Assets).”

6. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

7. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PFENEX INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Bertrand Liang	By:	/s/ Linda K. Schneider
	Bertrand Liang, Chief Executive Officer		Linda K. Schneider,
Relationship Manager

April 2, 2014

Linda Schneider

Senior Relationship Manager

Wells Fargo Bank, National Association

San Diego RCB

401 B Street, Suite 2201

San Diego, CA 92101

RE:	Status of Covenants in regards to revolving line of credit agreement

Dear Linda:

This letter is to confirm the current status of compliance by Pfenex Inc. (“Pfenex”) with the Affirmative and Negative Covenants contained within the Credit Agreement between Pfenex and Wells Fargo Bank, National Association (“Wells Fargo”), dated May 1, 2012 (the “Agreement”).

Currently Pfenex is in compliance with all Affirmative and Negative Covenants contained within the Agreement except as specified below:

1)	Pfenex is currently out of compliance in regards to its 2012 audit report (the “2012 Audit Report”), but Pfenex and Wells Fargo agree that if Pfenex provides the 2012 Audit Report and the 2013 audit report to Wells Fargo on or before May 15, 2014 it will be in compliance with this covenant;

2)	Pfenex has made capital expenditures in the approximate amounts and in the specified periods listed below, which were not pre-approved by Wells Fargo. Wells Fargo is now aware of these capital expenditures and approves of these capital purchases and Wells Fargo agrees that Pfenex is now in compliance with this covenant

Period	Amount
May 1, 2012 – December 31, 2012	$310 thousand
January 1, 2013 – January 31, 2013	$115 thousand
January 1, 2014 – December 31, 2014 budget	$50 thousand

3)	Pfenex has entered into a copier lease that was not pre-approved by Wells Fargo. Wells Fargo is now aware of these leases and approves of these leases and Wells Fargo agrees that Pfenex is now in compliance with this covenant. The relevant information surrounding this copier lease is as follows:

a.	Lessor:	Canon Financial Services, Inc.
b.	Equipment:	Canon IRC Advance 2030 copier
c.	Signed:	6.12.2012
d.	First payment due:	7.23.2012
e.	Term:	60 months
f.	Payment/mo:	$140
g.	Total obligation:	$8,400
h.	Purchase price:	$5,360

One further point to clarify is that there is an affirmative covenant requiring Wells Fargo’s prior approval before Pfenex repurchases any of its shares of stock. Pfenex is in the process of repurchasing shares of its stock but this repurchase is required by its Articles of Incorporation. Pfenex’s Articles of Incorporation had been provided to Wells Fargo prior to entering into the Agreement and therefore Pfenex understood that this acted as an approval of this future repurchase of its stock. However, Pfenex is willing to agree to a threshold wherein if exceeded, Wells Fargo’s prior approval is obtained. The cumulative threshold for the repurchase of common stock is set at $500,000.

If Wells Fargo is in agreement with the compliance status of the covenants contained within the Agreement please have an authorized representative of Wells Fargo sign in the space provided below. Please feel free to contact me if you have any questions.

Sincerely,

/s/ Bertrand C. Liang

Bertrand C. Liang, M.D., M.B.A.

Chief Executive Officer

Pfenex Inc.

Acknowledged and Agreed:

Wells Fargo Bank, National Association

/s/ Linda Schneider

Name: Linda Schneider

Title: Vice President and Relationship Manager

WAIVER OF NEGATIVE COVENANT AND EVENT OF DEFAULT

THIS WAIVER OF NEGATIVE COVENANT AND EVENT OF DEFAULT (the “Waiver”) is given as of May 2, 2014, in favor of Pfenex Inc., a Delaware corporation (the “Company”), by Wells Fargo Bank, National Association (“Wells Fargo”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed such terms in the Credit Agreement.

WHEREAS, the Company and Wells Fargo are parties to that certain credit agreement dated as of May 1, 2012, as amended (the “Credit Agreement”), by and among the Company and Wells Fargo;

WHEREAS, pursuant to Section 5.8 of the Credit Agreement, the Company shall not, without the prior written consent of Wells Fargo, declare or pay any dividend or distribution either in cash, stock or any other property;

WHEREAS, pursuant to Section 6.1(i) of the Credit Agreement, any change of control of the Company or any entity or combination of entities that directly or indirectly control the Company may constitute an Event of Default;

WHEREAS, the Company is currently contemplating an initial public offering of its common stock (an “IPO”);

WHEREAS, Section (C)4(c) of Article FOURTH of the Company’s amended and restated certificate of incorporation dated December 1, 2009, as amended, (the “A&R Certificate”) provides that upon the conversion of the Company’s preferred stock to common stock in connection with an IPO, all accrued but unpaid dividends shall be due and payable (i) in shares of common stock at the fair market value in effect at the time of the conversion, or (ii) in cash, as determined in good faith by the Company’s board of directors;

WHEREAS, in connection with the IPO, the Company intends to issue shares of its common stock to satisfy all accrued and unpaid dividends upon the conversion of the preferred stock to common stock;

WHEREAS, Wells Fargo has agreed to consent to the issuance of shares of common stock to satisfy the payment of these accrued and unpaid dividends and waive the covenant that Company obtain the prior written consent of Wells Fargo with respect to such dividends; and

WHEREAS, Wells Fargo has further agreed to waive any Event of Default under Section 6.1(i) arising out of or related to the IPO.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Waiver of Covenant. Wells Fargo hereby waives the negative covenant set forth in Section 5.8 of the Credit Agreement with respect to the Company’s obligation to obtain the prior written consent of Wells Fargo for the issuance of the Company’s common stock in connection with the IPO in satisfaction of all accrued and unpaid dividends.

2. Consent to Payment of Accrued and Unpaid Dividends. Wells Fargo hereby consents to the issuance of common stock in satisfaction of all accrued but unpaid dividends in connection with the Company’s IPO.

3. Waiver of Event of Default. Wells Fargo hereby waives any Event of Default under Section 6.1(i) of the Credit Agreement arising out of or related to the IPO.

4. Miscellaneous. Except as set forth herein, the Credit Agreement shall remain in full force and effect. This Waiver may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Waiver to be effective as of the date first above written.

WELLS FARGO: WELLS FARGO BANK, NA.

By:	/s/ Linda Schneider
Name: Linda Schneider
Title: Vice President

Agreed and acknowledged: COMPANY: PFENEX INC. a Delaware corporation

By:	/s/ Bertrand Liang
Name: Bertrand Liang
Title: Chief Executive Officer

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) Is entered into as of June 24, 2014, by and between PFENEX INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 1, 2012, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.3. is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.3. COLLATERAL.

As security for all indebtedness and other obligations of Borrower to Bank under the Line of Credit, Borrower shall grant to Bank security interest of first priority in all Borrower’s funds deposited in Borrower’s Money Market Account #[*].

As security for all indebtedness and other obligation of Borrower to Bank under the Line of Credit A, Borrower shall grant to Bank security interest of first priority in all Borrower’s funds deposited in Borrower’s Money Market Account #[*].

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Bank personnel), expended or incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.”

2. Section 4.3 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

(a) not later than each July 15 and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement and statement of cash flows;

(b) not later than July 15, 2014, Borrower’s 2012 fiscal year end audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement and statement of cash flows;

(c) not later than 90 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement.

(d) from time to time such other information as Bank may reasonably request.”

3. Section 5.2. is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 5.2. INTENTIONALLY OMITTED.”

4. Section 5.3 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 5.3. LEASE EXPENDITURES. Incur operating lease expense in any fiscal year in excess of an aggregate of $600,000.00.”

5. Section 5.8. is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 5.8. INTENTIONALLY OMITTED.”

6. In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $250.00.

7. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

8. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PFENEX INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Bertrand Liang	By:	/s/ Linda K. Schneider
	Bertrand Liang, Chief Executive Officer		Linda K. Schneider, Relationship Manager

WAIVER OF NEGATIVE COVENANT AND EVENT OF DEFAULT

THIS WAIVER (the “Waiver”) is given as of April 9, 2015, in favor of Pfenex Inc., a Delaware corporation (the “Company”), by Wells Fargo Bank, National Association (“Wells Fargo”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed such terms in the Credit Agreement.

WHEREAS, the Company and Wells Fargo are parties to that certain Credit Agreement dated as of May 1, 2012 (as amended, the “Credit Agreement”), by and among the Company and Wells Fargo;

WHEREAS, the Company wishes to register certain of its common stock under the Securities Act of 1933, as amended, in connection with a public offering of such securities by the Company and/or certain selling stockholders on or before September 30, 2015 (such registration, offering and sale, the “Follow-On Offering”); and

WHEREAS, Wells Fargo has agreed to waive any Event of Default under Section 6.1(i) arising out of or related to the Follow-On Offering.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Wells Fargo agree as follows:

1. Waiver of Event of Default. Wells Fargo hereby waives any Event of Default under Section 6.1(i) of the Credit Agreement arising out of or related to the Follow-On Offering.

2. Miscellaneous. Except as set forth herein, the Credit Agreement shall remain in full force and effect. This Waiver may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Waiver to be effective as of the date first above written.

WELLS FARGO:

WELLS FARGO BANK, NA.

By:	/s/ Linda Schneider
Name:	Linda Schneider
Title:	Vice President

Agreed and acknowledged:

COMPANY:

PFENEX INC. a Delaware corporation

By:	/s/ Bertrand Liang
Name:	Bertrand Liang
Title:	Chief Executive Officer